                                                                    EXHIBIT 21.1



                          SUBSIDIARIES OF REGISTRANTS
                          ---------------------------


                                       State of
Name                                 Incorporation      Ownership %
- ----                                 -------------      -----------
Coda Energy                          Delaware

 Taurus Energy Corp.                 Texas                   100%

 Diamond Energy Operating Company    Oklahoma                100%

 Electra Resources, Inc.             Texas                   100%